Exhibit 99.1

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Alkermes Contacts:
	For Investors:	Sandy Coombs +1 781 609 6377
	For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports Financial Results for the Fourth Quarter and Year Ended Dec. 31, 2022 and Provides Financial Expectations for 2023

— Revenues of $1.11 Billion in 2022, GAAP Loss per Share of $0.97 and Diluted Non-GAAP Earnings per Share of $0.34 —

— Achieved LYBALVI® Net Sales of $96.0 Million in First Full Year of Commercial Launch —

— Accelerated Long-Term Profitability Targets Reflect Enhanced Profitability Driven by Planned Separation of Oncology Business —

DUBLIN, Feb. 16, 2023 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the quarter and year ended Dec. 31, 2022 and provided financial expectations for 2023.

“2022 was a productive year for Alkermes as we delivered strong results for the first full year of the commercial launch of LYBALVI®, achieved double-digit revenue growth for VIVITROL® and ARISTADA®, and continued to advance our R&D portfolio, including ongoing enrollment of the potential registration-enabling studies for nemvaleukin in oncology and initiation of the first-in-human studies for our orexin 2 receptor agonist program,” said Richard Pops, Chief Executive Officer of Alkermes. “Looking ahead, this year we are focused on three key areas: driving the ongoing launch of LYBALVI, advancing our orexin program in narcolepsy and other sleep disorders, and executing on the planned separation of our oncology businesses. Through these initiatives, we believe we can unlock significant value for our shareholders and establish a compelling investment thesis for both the neuroscience and oncology businesses.”

“We exceeded our financial expectations for 2022, driven by the strong performance of our proprietary products and our focus on disciplined management of our cost structure. The launch of LYBALVI represents a significant growth opportunity for the company in the oral antipsychotic market and leverages our established commercial capabilities,” commented Iain Brown, Chief Financial Officer of Alkermes. “We believe that the anticipated growth of LYBALVI and our proprietary commercial product portfolio, together with our expected decrease in R&D expenditures following the planned separation of the oncology business, will position the company to achieve the updated long-term profitability targets we are providing today and drive shareholder value.”

Quarter Ended Dec. 31, 2022 Financial Results

•	Total revenues for the quarter were $304.7 million, compared to $324.5 million for the same period in the prior year.
•	Net sales of proprietary products for the quarter were $216.1 million, compared to $178.9 million for the same period in the prior year.
o	Net sales of VIVITROL were $102.0 million, compared to $92.0 million for the same period in the prior year, representing an increase of approximately 11%.
o	Net sales of ARISTADA[1] were $79.2 million, compared to $78.7 million for the same period in the prior year, representing an increase of approximately 1%.
o	Net sales of LYBALVI were $34.9 million, compared to $8.2 million for the same period in the prior year, following commercial launch in October 2021.

•	Total operating expenses for the quarter were $325.3 million, compared to $322.1 million for the same period in the prior year.
•

Net loss according to generally accepted accounting principles in the U.S. (GAAP) was $28.3 million for the quarter, or a basic and diluted GAAP loss per share of $0.17. This compared to GAAP net income of $0.9 million, or a basic and diluted GAAP earnings per share of $0.01, for the same period in the prior year.

•

Non-GAAP net income was $24.2 million for the quarter, or a non-GAAP basic earnings per share of $0.15 and non-GAAP diluted earnings per share of $0.14. This compared to non-GAAP net income of $38.5 million, or a non-GAAP basic earnings per share of $0.24 and non-GAAP diluted earnings per share of $0.23, for the same period in the prior year.

Year Ended Dec. 31, 2022 Financial Results

Revenues

•	Total revenues for the year were $1.11 billion. This compared to $1.17 billion in the prior year.
•	Net sales of proprietary products for the year were $777.6 million, compared to $627.4 million in the prior year.
o	Net sales of VIVITROL were $379.5 million, compared to $343.9 million in the prior year, representing an increase of approximately 10%.
o	Net sales of ARISTADA were $302.1 million, compared to $275.4 million in the prior year, representing an increase of approximately 10%.
o	Net sales of LYBALVI were $96.0 million, compared to $8.2 million in the prior year, following commercial launch in October 2021.
•	Manufacturing and royalty revenues for the year were $332.0 million, compared to $541.8 million in the prior year.
o

Royalty revenues from INVEGA SUSTENNA®/XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® (the “long-acting INVEGA products”) were $115.7 million, compared to $303.1 million in the prior year. This decrease was driven primarily by Janssen Pharmaceutica N.V.’s (Janssen) partial termination of the license agreement related to sales of the long-acting INVEGA products in the United States (U.S.), effective Feb. 2, 2022.

o	Manufacturing and royalty revenues from VUMERITY® were $115.5 million, compared to $87.4 million in the prior year.

Costs and Expenses

•	Total operating expenses for the year were $1.25 billion, compared to $1.20 billion in the prior year.
o	Cost of Goods Manufactured and Sold were $218.1 million, compared to $197.4 million in the prior year.
o	R&D expenses were $393.8 million, compared to $406.5 million in the prior year. R&D expenses in 2021 included the accrual of a $25.0 million development milestone payment.
o	Selling, General and Administrative (SG&A) expenses were $605.7 million, compared to $561.0 million in the prior year, primarily reflecting increased investment to support the launch of LYBALVI.

Profitability

•

GAAP net loss for the year was $158.3 million, or a basic and diluted GAAP loss per share of $0.97. This compared to GAAP net loss of $48.2 million, or a basic and diluted GAAP loss per share of $0.30, in the prior year, which included the $25.0 million development milestone payment.

•

Non-GAAP net income for the year was $57.9 million, or a non-GAAP basic earnings per share of $0.35 and non-GAAP diluted earnings per share of $0.34. This compared to non-GAAP net income of $129.1 million, or a non-GAAP basic earnings per share of $0.80 and non-GAAP diluted earnings per share of $0.78, in the prior year.

Balance Sheet

•

At Dec. 31, 2022, the company recorded cash, cash equivalents and total investments of $740.1 million, compared to $765.7 million at Dec. 31, 2021. The company’s total debt outstanding as of Dec. 31, 2022 was $293.3 million.

Financial Expectations for 2023

The following financial expectations for 2023 reflect the combined neuroscience and oncology business for the full year, as the company works toward the planned separation of the oncology business, which it currently expects to complete in the second half of the year. These financial expectations also reflect anticipated continued growth of the company’s proprietary products, investment in a direct-to-consumer campaign to support the launch of LYBALVI, continued focus on operational efficiency, and expected costs related to the potential separation of the company’s oncology business. In addition, these expectations reflect the company’s assumption that it will continue to receive royalty payments related to sales of the long-acting INVEGA products outside the U.S. through the end of May 2023. These financial expectations do not include any royalty payments related to sales of the long-acting INVEGA products in the U.S., as arbitration proceedings with Janssen related to these royalty payments remain ongoing.

All line items are according to GAAP, except as otherwise noted.

In millions (except per share amounts)	2023 Expectations
Total Revenue	$1,130 – $1,250
VIVITROL Net Sales	$380 – $410
ARISTADA Net Sales	$315 – $345
LYBALVI Net Sales	$180 – $205
INVEGA Franchise Royalties*	$25 – $30
Other Revenues	$230 – $260
Cost of Goods Sold	$230 – $250
R&D Expenses	$370 – $400
SG&A Expenses	$695 – $725
Amortization of Intangible Assets	~$35
Interest Expense, Net	$5 – $10
Income Tax Benefit	$5 – $10
GAAP Net Loss	($160) – ($200)
GAAP Net Loss per Share+	($0.96) – ($1.20)
Non-GAAP Net Income	$0 – $40
Non-GAAP Net Earnings Per Share (Diluted)+	$0.00 – $0.23
Capital Expenditures	$35 – $40

*Reflects royalties related to sales of XEPLION/TREVICTA/BYANNLI outside of the U.S. through the end of May 2023.

+2023 per share expectations are calculated based on a weighted average basic share count of approximately 166.5 million shares outstanding and a weighted average diluted share count of approximately 171.5 million shares outstanding.

Profitability Targets

The company today accelerated its long-term profitability targets to reflect the planned separation of the company’s oncology business in the second half of 2023. The updated profitability targets continue to reflect the removal of all royalty revenues related to sales of the long-acting INVEGA products, as arbitration proceedings with Janssen related to these royalty payments remain ongoing. The company is not providing reconciliations of, or comparable GAAP measures for, the following non-GAAP profitability targets, as they are not determinable without unreasonable efforts.*

The company is committed to achieving:

•	FY 2024 non-GAAP net income equal to 25% of the company’s total revenues and EBITDA[2] margin of 20% of total revenues
•	FY 2025 non-GAAP net income equal to 30% of the company’s total revenues and EBITDA margin of 25% of total revenues

Recent Events:

Corporate

•

In November 2022, the company announced its intent, as approved by its board of directors (the Board) to separate its neuroscience business and oncology business. The company plans to explore a separation of the oncology business into an independent, publicly-traded company as part of an ongoing review of strategic alternatives for the oncology business. The separation, if consummated, is expected to be completed in the second half of 2023.

•

In December 2022, the company received an interim award (the Interim Award) in its arbitration proceedings with Janssen, a subsidiary of Johnson & Johnson, in respect of Janssen’s partial termination in the United States of two license agreements with the company. In the Interim Award, the arbitral tribunal (the Tribunal) agreed with the company’s position that, while Janssen may terminate the agreements, it may not continue to sell Products (as defined in the agreements) developed during the term of the agreements without paying royalties pursuant to the terms of the respective agreements. The company will engage with Janssen and the Tribunal in additional proceedings prior to the Tribunal’s issuance of a final award.

Neuroscience

•

In November 2022, the company initiated a phase 1 single ascending dose study in healthy volunteers to advance the clinical development of its orexin 2 receptor agonist program for the treatment of narcolepsy and other sleep disorders.

Oncology

•

In December 2022, the Independent Data Monitoring Committee for the company’s ARTISTRY-6 phase 2 study evaluating nemvaleukin alfa (nemvaleukin), the company’s investigational, novel engineered interleukin-2 (IL-2) variant immunotherapy, as monotherapy in patients with advanced cutaneous melanoma or advanced mucosal melanoma, performed a risk-benefit assessment of the study and recommended that the trial continue without modifications.

•

In January 2023, the company announced that nemvaleukin has been granted an Innovation Passport for the treatment of mucosal melanoma under the Innovative Licensing and Access Pathway (ILAP) by the Medicines and Healthcare products Regulatory Agency (MHRA), the regulatory body of the United Kingdom.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. ET (1:00 p.m. GMT) on Thursday, Feb. 16, 2023, to discuss these financial results and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc is a fully-integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. The company has a portfolio of proprietary commercial products focused on alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of product candidates in development for neurological disorders and cancer. Headquartered in Dublin, Ireland, Alkermes has a research and development center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with GAAP, including non-GAAP net income, non-GAAP basic and diluted (loss) earnings per share, non-GAAP net income margin (non-GAAP net income/total revenue) and EBITDA margin (EBITDA/total revenue). These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Non-GAAP net (loss) income adjusts for certain one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; change in the fair value of contingent consideration; certain other one-time or non-cash items; and the income tax effect of these reconciling items.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, non-GAAP net (loss) income, non-GAAP basic and diluted (loss) earnings per share, non-GAAP net income margin and EBITDA margin are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, non-GAAP net (loss) income, non-GAAP basic and diluted (loss) earnings per share, non-GAAP net income margin and EBITDA margin should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

*The company has not provided full financial expectations for time periods after the year ending Dec. 31, 2023 and therefore is not providing reconciliations of, or comparable GAAP measures for, non-GAAP net income margins or EBITDA margins, for time periods after the year ending Dec. 31, 2023. Reconciliations of such forward-looking non-GAAP profitability measures to comparable GAAP measures are not determinable without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain future financial amounts necessary for such reconciliations, which amounts could have a significant impact on the company’s future financial results, including such non-GAAP profitability measures and the comparable GAAP financial measures.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, including expectations of continued growth of its proprietary products, investment in commercial activities, continued focus on operational efficiency, and expected costs and other impacts of the planned separation of the oncology business, and assumptions regarding royalty payments on sales of the long-acting INVEGA products; the company’s commitment to, and plans to drive, growth, long-term profitability and shareholder value, and its ability to achieve its accelerated long-term profitability targets; the company’s plans to  separate its neuroscience and oncology businesses, including the anticipated timing, structure and benefits of a potential separation; expectations concerning the ongoing arbitration proceedings with Janssen; and the potential therapeutic and commercial value of the company’s products. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the company may not be able to achieve long-term profitability or its profitability targets in a timely manner or at all; the impacts of the ongoing COVID-19 pandemic on the company’s business, results of operations or financial condition, including impacts on healthcare systems and on patient and healthcare provider access to the company’s marketed products; the company may not ultimately separate its oncology business during 2023 or at all; unanticipated developments, costs or difficulties that may delay or otherwise negatively affect a potential separation of the company’s neuroscience and oncology businesses; disruption to the company’s operations resulting from the potential separation;  the planned separation may adversely impact the company’s ability to attract or retain key personnel; the unfavorable outcome of arbitration or litigation, including so-called “Paragraph IV” litigation and other patent litigation which may lead to competition from generic drug manufacturers, or other disputes related to the company’s products or products using the company’s proprietary technologies, including the arbitration proceedings with Janssen; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the U.S. Food and Drug Administration (FDA) or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies or components of the company’s marketing applications; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license; BYANNLI®, INVEGA®, INVEGA HAFYERA®, INVEGA SUSTENNA®, INVEGA TRINZA®, TREVICTA® and XEPLION® are registered trademarks of Johnson & Johnson or its affiliated companies; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license.

(tables follow)

[1]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.
[2]	Calculated as earnings before interest, taxation, depreciation, amortization and one-time items, includes share-based compensation expenses.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	December 31, 2022	December 31, 2021
Revenues:
Product sales, net	$216,117	$178,916
Manufacturing and royalty revenues	88,546	143,372
License revenue	—	2,000
Research and development revenue	11	175
Total Revenues	304,674	324,463
Expenses:
Cost of goods manufactured and sold	53,964	53,682
Research and development	104,586	98,374
Selling, general and administrative	157,541	160,408
Amortization of acquired intangible assets	9,165	9,616
Total Expenses	325,256	322,080
Operating (Loss) Income	(20,582)	2,383
Other Expense, net:
Interest income	3,921	453
Interest expense	(4,769)	(2,405)
Change in the fair value of contingent consideration	—	(750)
Other (expense) income, net	(258)	546
Total Other Expense, net	(1,106)	(2,156)
(Loss) Income Before Income Taxes	(21,688)	227
Provision (Benefit) for Income Taxes	6,566	(646)
Net (Loss) Income — GAAP	$(28,254)	$873

(Loss) Earnings Per Share:
GAAP (loss) earnings per share — basic and diluted	$(0.17)	$0.01
Non-GAAP earnings per share — basic	$0.15	$0.24
Non-GAAP earnings per share — diluted	$0.14	$0.23

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP and Non-GAAP	164,336	161,833
Diluted — GAAP	164,336	166,803
Diluted — Non-GAAP	169,304	166,803

An itemized reconciliation between net (loss) income on a GAAP basis and non-GAAP net income is as follows:
Net (Loss) Income — GAAP	$(28,254)	$873
Adjustments:
Share-based compensation expense	26,482	19,020
Depreciation expense	10,510	11,527
Amortization expense	9,165	9,616
Separation expense	1,355	—
Income tax effect related to reconciling items	4,847	(3,355)
Non-cash net interest expense	116	117
Change in the fair value of contingent consideration and other related assets	—	750
Non-GAAP Net Income	$24,221	$38,548

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Year Ended	Year Ended
(In thousands, except per share data)	December 31, 2022	December 31, 2021
Revenues:
Product sales, net	$777,552	$627,424
Manufacturing and royalty revenues	331,983	541,807
License revenue	2,000	3,500
Research and development revenue	260	1,020
Total Revenues	1,111,795	1,173,751
Expenses:
Cost of goods manufactured and sold	218,108	197,387
Research and development	393,842	406,526
Selling, general and administrative	605,747	560,977
Amortization of acquired intangible assets	36,363	38,148
Total Expenses	1,254,060	1,203,038
Operating Loss	(142,265)	(29,287)
Other Expense, net:
Interest income	7,629	2,408
Interest expense	(13,040)	(11,219)
Change in the fair value of contingent consideration	(21,750)	(1,427)
Other income, net	2,122	219
Total Other Expense, net	(25,039)	(10,019)
Loss Before Income Taxes	(167,304)	(39,306)
(Benefit) Provision for Income Taxes	(9,037)	8,863
Net Loss — GAAP	$(158,267)	$(48,169)

(Loss) Earnings Per Share:
GAAP loss per share — basic and diluted	$(0.97)	$(0.30)
Non-GAAP earnings per share — basic	$0.35	$0.80
Non-GAAP earnings per share — diluted	$0.34	$0.78

Weighted Average Number of Ordinary Shares Outstanding:
Basic and diluted — GAAP	163,742	160,492
Basic — Non-GAAP	163,742	160,492
Diluted — Non-GAAP	168,362	164,753

An itemized reconciliation between net loss on a GAAP basis and non-GAAP net income is as follows:
Net Loss — GAAP	$(158,267)	$(48,169)
Adjustments:
Share-based compensation expense	94,253	87,623
Depreciation expense	41,498	40,505
Amortization expense	36,363	38,148
Legal settlement	15,905	—
Separation expense	1,355	—
Income tax effect related to reconciling items	2,254	6,994
Non-cash net interest expense	466	469
Reduction in the fair value of contingent consideration and other related assets	24,032	1,427
Debt refinancing charge	—	2,109
Non-GAAP Net Income	$57,859	$129,106

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	December 31,	December 31,
(In thousands)	2022	2021
Cash, cash equivalents and total investments	$740,075	$765,741
Receivables	287,967	313,193
Inventory	181,418	150,335
Contract assets	8,929	13,363
Prepaid expenses and other current assets	43,527	48,967
Property, plant and equipment, net	325,361	341,054
Intangible assets, net and goodwill	130,553	166,916
Other assets	246,148	224,915
Total Assets	$1,963,978	$2,024,484
Long-term debt — current portion	$3,000	$3,000
Other current liabilities	494,742	468,286
Long-term debt	290,270	292,804
Other long-term liabilities	132,213	147,810
Total shareholders' equity	1,043,753	1,112,584
Total Liabilities and Shareholders' Equity	$1,963,978	$2,024,484

Ordinary shares outstanding (in thousands)	164,303	161,937

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Annual Report on Form 10-K for the year ended December 31, 2022, which the company intends to file in February 2023.

Alkermes plc and Subsidiaries
Revenues for Calendar Year 2022 and 2021

	Three Months	Three Months	Three Months	Three Months	Year
	Ended	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(In thousands)	2022	2022	2022	2022	2022
Revenues:
VIVITROL	$84,854	$96,105	$96,534	$101,985	$379,478
ARISTADA	72,485	74,622	75,719	79,226	302,052
PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	54,480	37,039	36,965	37,085	165,569
LYBALVI	13,929	20,060	27,127	34,906	96,022
VUMERITY	30,595	26,170	26,250	32,481	115,496
Key Commercial Product Revenues	256,343	253,996	262,595	285,683	1,058,617

Legacy Product Revenues	20,095	22,117	(10,274)	18,980	50,918
License Revenue	2,000	—	—	—	2,000
Research and Development Revenues	107	106	36	11	260
Total Revenues	$278,545	$276,219	$252,357	$304,674	$1,111,795

	Three Months	Three Months	Three Months	Three Months	Year
	Ended	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(In thousands)	2021	2021	2021	2021	2021
Revenues:
PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	$75,732	$95,522	$90,293	$92,427	$353,974
VIVITROL	74,534	88,417	88,865	92,038	343,854
ARISTADA	55,429	72,391	68,872	78,663	275,355
LYBALVI	—	—	—	8,215	8,215
VUMERITY	13,440	20,348	26,749	26,885	87,422
Key Commercial Product Revenues	219,135	276,678	274,779	298,228	1,068,820

Legacy Product Revenues	30,675	26,424	19,252	24,060	100,411
License Revenue	1,500	—	—	2,000	3,500
Research and Development Revenues	120	615	110	175	1,020
Total Revenues	$251,430	$303,717	$294,141	$324,463	$1,173,751

(1) - Includes RISPERDAL CONSTA, INVEGA SUSTENNA/XEPLION, INVEGA TRINZA/TREVICTA and INVEGA HAFYERA/BYANNLI.

Alkermes plc and Subsidiaries
2023 Guidance — GAAP to Non-GAAP Adjustments

An itemized reconciliation between projected loss per share on a GAAP basis and projected earnings per share on a non-GAAP basis is as follows:

(In millions, except per share data)	Amount	Shares	(Loss) Earnings Per Share
Projected Net Loss — GAAP	$(180.0)	166.5	$(1.08)
Adjustments:
Share-based compensation expense	97.5
Depreciation expense	42.5
Amortization expense	35.0
Separation expense	21.0
Income tax effect related to reconciling items	3.5
Non-cash net interest expense	0.5
Projected Net Income — Non-GAAP	$20.0	171.5	$0.12

Projected GAAP and non-GAAP measures reflect mid-points within ranges of estimated guidance.